                                                                    Exhibit 99.4



                                  OCTEL CORP.


________________________________________________________________________________


                                     RULES
                                    of the
               OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN


________________________________________________________________________________



                            PRICEWATERHOUSECOOPERS
                                 9 Bond Court
                                     Leeds
                                    LS1 2SN

CONTENTS

1.  DEFINITIONS................................................................   1
2.  GRANT OF OPTIONS...........................................................   3
  2.1    Procedure for Grant of Options........................................   3
  2.2    Requirement to Issue Option Certificate...............................   3
  2.3    Right to Disclaim Option..............................................   4
  2.4    Options may not be transferred........................................   4
3.  CONDITIONS RELATING TO THE GRANT OF OPTIONS................................   4
  3.1    Performance Conditions................................................   4
  3.2    Variation of Performance Conditions...................................   4
  3.3    Modified Terms and Conditions.........................................   4
  3.4    Additional Requirements...............................................   5
4.  RIGHTS OF EXERCISE.........................................................   5
  4.1    Earliest Date of Exercise.............................................   5
  4.2    Requirement to remain in Employment...................................   5
  4.3    Death of Option Holder................................................   6
  4.4    Right to Exercise Prematurely irrespective of Performance Conditions..   6
  4.5    Right to Exercise Prematurely if Performance Conditions Achieved......   6
  4.6    Transfer of Employment within Group...................................   7
  4.7    Transfer of Employment Overseas.......................................   7
  4.8    Lapse of Options......................................................   7
5.  TAKE-OVER, RECONSTRUCTION AND AMALGAMATION AND LIQUIDATION.................   8
  5.1    Take-over pursuant to General Offer...................................   8
  5.2    Voluntary Winding Up of the Company...................................   8
  5.3    Meaning of Obtaining Control..........................................   8
  5.4    Rollover of Options...................................................   9
  5.5    Meaning of "appropriate period".......................................   9
6.  MANNER OF EXERCISE.........................................................   9
  6.1    Actions Required of the Option Holder.................................   9
  6.2    Actions Required of the Company.......................................   9
  6.3    Partial Exercise......................................................   9
  6.4    Indemnity against Taxation of the Option Holder.......................  10
7.  ISSUE OF SHARES............................................................  10
  7.1    Ranking of Shares.....................................................  10
  7.2    Admission to Official List of the New York Stock Exchange.............  10
8.  ADJUSTMENTS................................................................  11
  8.1    General Power of Adjustment...........................................  11
  8.2    Notification of Option Holders........................................  11
9.  ADMINISTRATION.............................................................  11
  9.1    Delivery of Notices or Documents......................................  11
  9.2    Copies of Shareholder Communications..................................  11
  9.3    Maintenance of Unissued Share Capital.................................  11
  9.4    The Committee's Power to Administer Plan..............................  12
  9.5    The Committee's Decision is Final and Conclusive......................  12
  9.6    Costs of Administering Plan...........................................  12
10.  ALTERATIONS...............................................................  12
   10.1  Power to alter Rules..................................................  12

   10.2  Alteration which affects subsisting rights of Option Holders..........  12
   10.3  Notification to Option Holders........................................  12
11.  GENERAL...................................................................  13
   11.1  Termination of the Plan...............................................  13
   11.2  No Compensation for loss of Option Rights.............................  13
   11.3  Governing Law.........................................................  13

THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

1.        DEFINITIONS

In this Plan, the following words and expressions shall, where the context so permits, have the meanings set forth below:

     "Acquiring Company"                the person mentioned in Rule 5.1;

     "the Code"                         the United States Internal Revenue Code
                                        of 1986 (as amended);

     "the Committee"                    the Octel Corp. Compensation Committee;

     "Date of Grant"                    the date on which the Committee resolves
                                        to grant an Option under the Plan
                                        pursuant to Rule 2;

     "the Company"                      save as provided in Rule 5.4, Octel
                                        Corp. a Delaware Corporation, registered in the United States;

     "Eligible Employee"                any person who is listed in Schedule One
                                        of the Rules (or added to the list in
                                        Schedule One of the Rules at the
                                        discretion of the Committee) and who is
                                        a director or employee of a Member of
                                        the Group at the date of Grant;

     "Fair Market Value"                in relation to a Share on any day:

                                        (1)  if and so long as the Shares are
                                             listed on the New York Stock
                                             Exchange, the reported closing
                                             price of Octel Corp. common stock
                                             on the New York Stock Exchange for
                                             the Dealing Day;

                                        (2)  save as mentioned in (1) above, its
                                             market value as determined in
                                             accordance with Part VIII of the
                                             Taxation of Chargeable Gains Act
                                             1992 and agreed in advance with the
                                             Shares Valuation Division of the
                                             Inland Revenue;

     "Grant Period"                     a period of 180 days commencing on the
                                        Dealing Day following any of:

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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

                                        (1)  the date of the spin of the Company
                                             from Great Lakes Chemicals
                                             Corporation; or

                                        (2)  any anniversary of the date of the
                                             spin of the Company from Great
                                             Lakes Chemicals Corporation or any
                                             date that the Committee shall
                                             determine;

     "Group" the Company and its Subsidiaries and "Member of the Group" shall be construed accordingly;

     "Option" a right to acquire Shares for no payment pursuant to the Plan;

     "Option Certificate"               a certificate issued under Rule 2.2;

     "Option Holder"                    a person to whom an Option has been
                                        granted (or, as the context requires,
                                        his personal representatives);

     "the Parent"                       a parent corporation within the meaning
                                        of Section 424(e) of the Code;

     "the Plan"                         the Octel Corp. Performance Related
                                        Stock Option Plan in its present form,
                                        or as from time to time altered in
                                        accordance with the Rules;

     "Rules"                            the Rules of the Plan and "Rule" shall
                                        be construed accordingly;

     "Salary" the annual salary of an Eligible Employee (excluding benefits in kind), for a year in which Options are granted to an Eligible Employee;

     "Share" save as provided in Rule 5.4, a share in the Company;

     "Subsidiary"                       a subsidiary corporation within the
                                        meaning of Section 424(f) of the Code.

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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

     "Vested Options"                   any Options remaining after the
                                        cancellation of part of an initial
                                        Option originally granted;

References to any statutory provision are to that provision as amended or re-enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural (and vice versa) and words importing the masculine the feminine (and vice versa).

2.        GRANT OF OPTIONS

2.1  Procedure for Grant of Options


a Within a Grant Period, the Committee may, at its absolute discretion, grant Options under the Plan to Eligible Employees. The Committee has decided that initially, the level of Options granted to Eligible Employees will be linked to Salary.

b The Committee may adopt such procedure as it thinks fit for granting Options, whether by invitation to Eligible Employees to apply for Options or by granting Options without issuing invitations.

2.2  Requirement to Issue Option Certificate

The Company shall issue to each Option Holder an Option Certificate which shall be in such form as the Committee shall from time to time determine. The Option Certificate shall include details of:

a    the Date of Grant of the Option;

b    the maximum number of Shares subject to the Option; and

c any date or dates determined by the Committee in accordance with Rule 3.1 upon which the Option is first exercisable in whole and/or part and, where on any date only part is first exercisable, the number of Shares over which such partial exercise may be made; and

d the performance targets or conditions to be satisfied as a condition of the exercise of the Option in accordance with Rule 3.1.

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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

2.3  Right to Disclaim Option

Each Eligible Employee to whom an Option is granted may by notice in writing within 30 days of the Date of Grant disclaim in whole or in part his rights under the Option in which case the Option shall for all purposes be deemed never to have been granted.

2.4  Options may not be transferred

Subject to the rights of an Option Holder's personal representatives to exercise an Option as provided in Rule 4.3, every Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of being transferred, assigned or charged. Each Option Certificate shall carry a statement to this effect.

3.        CONDITIONS RELATING TO THE GRANT OF OPTIONS

3.1  Performance Conditions

Every Option shall be granted subject to the condition that (save as provided in Rules 4.3, 4.4 and 5) it shall only be exercisable in whole or in part following the attainment of the performance conditions as advised at the Date of Grant of the Option. Performance criteria will set at the absolute discretion of the Committee. Initially Options granted under the Plan will be "Cliff Edge" Options. "Cliff Edge" Options will be granted in three tranches and are only exercisable subject to the Company achieving performance targets measured against the Company's cumulative cash flow before debt repayments, share buybacks and dividends. For the first tranche of "Cliff Edge" Options, the performance conditions are as set out in Schedule One of these Rules.

3.2  Variation of Performance Conditions

In the application of Rule 3.1, when events have happened which cause the Committee to consider that the existing constraints and/or conditions (as the case may be) have become unfair or impractical, it may, in its discretion (provided such discretion is exercised fairly and reasonably), amend, relax, waive or substitute such constraints or conditions so that such constraints or conditions so amended, relaxed, waived or substituted would, in the reasonable opinion of the Committee, be no more or less difficult to abide by or satisfy than when they were originally imposed or last amended or relaxed (as the case may be). After any such amendment, relaxation, waiver or substitution the Committee shall issue to the Option Holder a replacement Option Certificate or other notice including the details specified in Rule 2.2.

3.3  Modified Terms and Conditions

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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

The Committee may determine that any Option shall be subject to additional and/or modified terms and conditions relating to the grant and terms of exercise as may be necessary to comply with or take account of any securities, exchange control or taxation laws, regulations or practice of any territory which may have application to the relevant Eligible Employee, Option Holder or Member of the Group.

3.4  Additional Requirements

In exercising their discretion under Rule 3.3, the Committee may:

a require an Option Holder to make such declarations or take such other action (if any) as may be required for the purpose of any securities, taxes or other laws of any territory which may be applicable to him at the Date of Grant or on exercise; and

b adopt any supplemental rules or procedures governing the grant or exercise of Options as may be required for the purpose of any securities, tax or other laws of any territory which may be applicable to an Eligible Employee or Option Holder.

4.        RIGHTS OF EXERCISE

4.1  Earliest Date of Exercise

Save as provided in Rules 4.3, 4.4 and 5, a Vested Option that Vests in accordance with Schedule One may not be exercised before whichever is the latest of:

a    1.1.2001; and

b any date or dates which may have been specified in accordance with Rule 2.2 in the relevant Option Certificate; and

c the date on which the conditions specified in accordance with Rule 3.1 have been satisfied whether as originally provided or as subsequently amended, relaxed, waived or substituted pursuant to Rule 3.2 but in any event may not be exercised later than the tenth anniversary of the Date of Grant.



4.2  Requirement to remain in Employment

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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

Save as provided in Rules 4.3, 4.4, 4.5 and 5, a Vested Option may only be exercised by an Option Holder while he is a director or employee of a Member of the Group.

4.3  Death of Option Holder

An Option may be exercised by the personal representatives of a deceased Option Holder during the period of one year following the date of death.

4.4  Right to Exercise Prematurely irrespective of Performance Conditions

Where an Option Holder ceases to hold any office or employment with a Member of the Group on account of:

a    injury, ill-health or disability; or

b    redundancy (within the meaning of the Employment Rights Act 1996); or

c the transfer of the undertaking or part-undertaking in which the Option Holder is employed to a person other than a Member of the Group; or

d the Company by which the Option Holder is employed ceasing to be under the Control of the Company

Options will lapse and will only be exercisable at the absolute discretion of the Committee, in which circumstances Options will be exercisable by the Option Holder within a period of one year following the date of termination of any office or employment with a Member of the Group.

4.5  Right to Exercise Prematurely if Performance Conditions Achieved

If the condition required by Rule 3.1 has been achieved, a Vested Option may be exercised by an Option Holder within the period of one year following the date on which he ceases to hold any office or employment with a Member of the Group on account of:

a    retirement at contractual retirement age including late retirement; or

b    early retirement by agreement with his employer; or

c    any other reason in the absolute discretion of the Committee.

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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

4.6  Transfer of Employment within Group

An Option Holder shall not be treated for the purposes of Rules 4.4, 4.5, and
4.8 as ceasing to hold an office or employment with a Member of the Group until such time as he is no longer a director or employee of any Member of the Group and an Option Holder (being a woman) who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work before exercising an Option shall be treated for those purposes as not having ceased to hold such an office or employment.

4.7  Transfer of Employment Overseas

Subject to the satisfaction of the condition imposed pursuant to Rule 3.1 if an Option Holder, whilst remaining a director or employee of a Member of the Group, is transferred to work in another country and as a result of that transfer will either a become subject to tax on his remuneration in the country to which he is transferred and the Committee is satisfied that as a result he will suffer a tax disadvantage upon exercising an Option; or

b become subject to restrictions on his ability to exercise his Option or to hold or deal in the shares or the proceeds of the sale of the shares he may acquire on exercise of that Option by reason of or in consequence of the securities laws or exchange control laws of the country to which he is transferred the Option Holder may exercise that Option in the period commencing three months before and ending three months after the transfer takes place. If he chooses not to exercise his Option at that time, it will not thereby lapse.

4.8  Lapse of Options

An Option or vested Option shall lapse on the occurrence of the earliest of the following:

a    the tenth anniversary of the Date of Grant; or

b the expiry of the period (if any) allowed for the satisfaction of any condition of exercise specified in the Option Certificate pursuant to Rule
     3.1 without such condition having been satisfied or the date on which it becomes apparent that any such condition has become incapable of being satisfied; or

c subject to Rule 5.4, the expiry of any of the applicable periods specified in Rules 4.3, 4.4, 4.5, 5.1 and 5.2, but where an Option Holder dies while time is running
                                       7
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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

     under Rules 4.4 or 4.5, the Option shall not lapse until the expiry of the period in Rule 4.3; or

d the date on which an Option Holder ceases to be a director or employee of any Member of the Group for any reason other than his death or those specified in Rules 4.4 and or 4.5; or

e the date on which a resolution is passed, or an order is made by the Court, for the compulsory winding-up of the Company; or

f the date on which the Option Holder becomes bankrupt or does or attempts or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option.


5.        TAKE-OVER, RECONSTRUCTION AND AMALGAMATION AND LIQUIDATION

5.1  Take-over pursuant to General Offer

If any company ("the Acquiring Company") becomes a Parent of the Company as a result of making either a general offer to acquire the whole of the Company's issued share capital (other than any shares already owned by the Acquiring Company or any Subsidiary of the Acquiring Company) and which is made on a condition that if it is satisfied the Acquiring Company will become the Parent, or a general offer to acquire all the Shares in the Company which are of the same class as the Shares then an Option may be exercised and within the period of six months of the date on which the Acquiring Company becomes the Parent, any condition subject to which the offer is made is satisfied.

5.2  Voluntary Winding Up of the Company

If a resolution is passed for the voluntary winding-up of the Company, an Option may be exercised during the period of six months starting on the commencement of such winding-up provided that any issue of shares pursuant to such exercise is authorised by the liquidator or the Court (if appropriate) upon the application of and at the sole cost and expense of the Option Holder.

5.3  Meaning of Obtaining Control

For the purpose of this Rule 5, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control.

                                       8
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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

5.4  Rollover of Options

Notwithstanding anything to the contrary in these Rules, where Rule 5.1 applies, an Option Holder may, by agreement with the Acquiring Company and within the appropriate period release his Option under the Plan ("the Old Option") in consideration of the grant to him of a new Option ("the New Option") which is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company or some other company). With effect from the date of release references in Rules 4, 5, 6, 7, 8, 9, 10, and 11, (and, in relation to expressions used in those Rules, in Rule 1) to "the Company" and "Shares" shall, in relation to the New Option, be construed as references to the Acquiring Company and Shares in the Acquiring Company or that other company as the case may be.

5.5  Meaning of "appropriate period"

For the purpose of Rule 5.4, the "appropriate period" is the period mentioned in Rule 5.1 or Rule 5.2 as the case may be.

6.        MANNER OF EXERCISE

6.1  Actions Required of the Option Holder

An Option may be exercised, in whole or in part, on giving 30 days notice, by the delivery to the secretary of the Company, or his duly appointed agent, of an Option Certificate covering not less than all the Shares over which the Option is then to be exercised, with the notice of exercise in the prescribed form duly completed and signed by the Option Holder.

6.2  Actions Required of the Company

The relevant Shares shall be allotted or transferred (as the case may be) within 28 days following such delivery and, accordingly in cases where Shares are to be transferred, the Company shall use its best endeavours to ensure due transfer thereof. At the request of the Option Holder, the Shares may be allotted or transferred (as the case may be) to a nominee provided the Option Holder has beneficial ownership of the Shares at the time of such allotment or transfer.

6.3  Partial Exercise

                                       9
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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

Where an Option is exercised in part the minimum number of shares which may be exercised is 100 Shares and the Company shall issue a balancing Option Certificate to the Option Holder.

6.4  Indemnity against Taxation of the Option Holder

The Option Holder shall indemnify the Company (and, where relevant, any Member of the Group) against any tax arising in respect of the exercise of the Option which is a liability of the Option Holder but for which such company is required to account under the laws of any relevant territory. Such company may recover the tax from the Option Holder in such manner as the Committee thinks fit including (but without prejudice to the generality of the foregoing):-

a    withholding shares when the Option is exercised and selling the same;

b    deducting the necessary amount from the Option Holder's remuneration; or

c requiring the Option Holder to account directly to such company for such tax.


7.        ISSUE OF SHARES

7.1  Ranking of Shares

All Shares issued pursuant to the exercise of Options under the Plan shall as to voting, dividend, transfer and other rights (including those arising on a liquidation) rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any dividend or other rights declared by reference to a record date preceding the date of such exercise.

7.2  Admission to Official List of the New York Stock Exchange

If and so long as the Shares are listed on the New York Stock Exchange the Company shall use its best endeavours to procure that as soon as practicable after the allotment of any Shares pursuant to the Plan application shall be made to the New York Stock Exchange for permission to deal in these Shares unless such application has already been made.

                                      10
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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
______________________________________________________________________________

8.        ADJUSTMENTS

8.1  General Power of Adjustment

The number of Shares over which an Option is granted may be adjusted in such manner as the Committee shall determine following any capitalisation issue, subdivision, consolidation or reduction of share capital and in respect of any discount element in any rights issue or other variation of share capital.

8.2  Notification of Option Holders

The Committee may take such steps as it may consider necessary to notify Option Holders of any adjustments made under Rule 8.1 and to call in, cancel, endorse, issue or re-issue any Option Certificate consequent upon such adjustment.

9.        ADMINISTRATION

9.1  Delivery of Notices or Documents

Notices or documents required to be given to an Eligible Employee or to an Option Holder shall either be delivered to him by hand or sent to him by post at his last known home or business address according to the information provided by him. Notices sent by post shall be deemed to have been given on the day following the date of posting.

9.2  Copies of Shareholder Communications

The Company may distribute to Option Holders copies of any notice or document sent by the Company to its shareholders generally.

9.3  Maintenance of Unissued Share Capital

The Company shall at all times either keep available sufficient unissued Shares to satisfy the exercise of all Options which have neither lapsed nor been exercised (taking account of any other obligations of the Company to allot unissued Shares) or shall ensure that sufficient issued Shares will be available to satisfy the exercise of such Options.

                                      11
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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

9.4   The Committee's Power to Administer Plan

The Committee may make such regulations for the administration of the Plan as it deems fit, provided that no regulation shall be valid to the extent it is inconsistent with the Rules.

9.5   The Committee's Decision is Final and Conclusive

The decision of the Committee in any dispute relating to an Option, or the due exercise thereof, or any other matter in respect of the Plan, shall be final and conclusive subject to the determination of the Auditors when so required by Rule 8.1.

9.6   Costs of Administering Plan

The costs of introducing and administering the Plan shall be borne by the Company.

10.       ALTERATIONS

10.1  Power to alter Rules

Subject to Rule 10.2, the Committee may in its discretion alter the Rules in any way it thinks fit.

10.2  Alteration which affects subsisting rights of Option Holders

No alteration may be made which would abrogate or adversely affect the subsisting rights of Option Holders.

10.3  Notification to Option Holders

Written notice of any amendment made in accordance with this Rule 10 shall be given to all Option Holders.

                                      12
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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

11.       GENERAL

11.1  Termination of the Plan

The Plan shall terminate on the tenth anniversary of the date on which it is approved by the Company in general meeting or at any earlier time by the passing of a resolution by the Committee. Termination of the Plan shall be without prejudice to the subsisting rights of Option Holders.

11.2  No Compensation for loss of Option Rights

If an Option Holder shall cease for any reason to be in the employment of a Member of the Group, he shall not be entitled, by way of compensation for loss of office or otherwise howsoever, to any sum or any benefit to compensate him for the loss of any right or benefit accrued or in prospect under the Plan.

11.3  Governing Law

This Plan and all Options shall be governed by and construed in accordance with English law.

                                      13
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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

SCHEDULE ONE

Entitlement to Share Options
----------------------------

The grant of Options to an Eligible Employee is at the absolute discretion of the Committee. The number of Options to be granted under the Plan to Eligible Employees will be linked to Salary. "Cliff Edge" Options will be granted based on the " Value of Options Awarded" as set out in the table below. Three tranches of "Cliff Edge" Options will be granted.

The final number of Options that vest under the Plan and are therefore exercisable by an Option Holder will be dependent upon performance criteria. Any Options that do not vest are cancelled. The proportion of Options granted that ultimately vest (together with an example) is set out below.

"Cliff Edge" Options Granted
----------------------------

The number of Shares over which Options will be granted for the first two tranches of "Cliff Edge" Options (1998 - 2000 and 1999 - 2000) will be equal to:

Value of Options Awarded
------------------------
Final average buyback price of a Share in the Company in 1998 ($15.83).

                                      14
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THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________


Example for a Grant of "Cliff Edge" (1998 - 2000) Options
=========================================================

Eligible              Annual         Converted       Percentage         Initial          Maximum           Maximum
--------              ------         ---------       ----------         -------          -------           -------
employees         Salary for           at 1.67       Applied to           Award         Value of         Number of
---------         ----------           -------       ----------           -----         --------         ---------
                     Year of                             Salary           Value           Annual            shares
                     -------                             ------           -----           ------            ------
                       Grant                                                              Option
                       -----                                                              ------
                                                                                           Award
                                                                                           -----
                  (effective
                    from May               (A)              (B)                      ((C) x 1.5)          ($15.83)
                                           ---                     ((A) x (B) =
                       1998)                                               (C))

                    (Pounds)                 $                                $                $                 $
                                             -                                -                -                 -
DJ Kerrison          265,000           442,550              75%         331,912          497,869            31,451
SW Williams          150,000           250,500              50%         125,250          187,875            11,868
AG Jarvis            150,000           250,500              50%         125,250          187,875            11,868
RA Lee               133,000           222,111              50%         111,055          166,583            10,523
GJ Hignett           127,000           121,090              50%         106,045          159,068            10,049
HA Hanslip           102,000           170,340              50%          85,170          127,755             8,070
GM Leathes           102,000           170,340              50%          85,170          127,755             8,070
RT Shone              85,000           141,950              50%          70,975          106,462             6,725
WE Martin             80,000           133,600              30%          40,080           60,120             3,798
MH Pimbley            70,000           116,900              30%          35,070           52,605             3,323
WO Clarke             75,000           125,250              30%          37,575           56,363             3,561
TP Revington          85,000           141,950              30%          42,585           63,878             4,035
DP Turner             72,000           120,950              30%          36,072           54,108             3,418

Performance measures and vesting of Options
-------------------------------------------

Performance will be measured against the Company's cumulative cash flow before debt repayments, share buyback and dividends for the period commencing on the date of the spin and ending on 31 December 2002 (" Adjusted Cumulative Cash Flow").

For Cliff Edge Options (1998 - 2000), the Adjusted Cumulative Cash Flow target will be for the year ended 31 December 2000, and is $344,500,000. If this target is reached 66.67 % of the Options granted in 1998 will vest. This equates to the Option Holders' Initial Award Value shown above. Should performance exceed or under achieve this target the number of Options that vest are calculated pro-rota as follows:

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

THE RULES OF THE OCTEL CORP. PERFORMANCE RELATED STOCK OPTION PLAN
________________________________________________________________________________

Performance Adjusted Cumulative Cash Flow        Percentage of Options That Vest
-----------------------------------------        -------------------------------
Less than $310,050,000                           Nil

$310,050,001 - $344,500,000                      53.33% - 66.67%

$344,500,001 - $378,950,000                      66.68% - 80.00%

$378,950,001 - $400,000,000                      80.01% - 99.99%

Over $400,000,000                                100%

By way of example, if the target of $344,500,000 is reached, Mr HA Hanslip will have vest 66.67% of his Options. This equates to 66.67% of his Annual Option Award ($122,400) i.e. $81,600, equates to his Initial Award Value of $81,600 shown in the table above. If the target was exceeded to the maximum possible, Mr Hanslip would have all his Options vest, which equates to the maximum Award of $122,400.

Similar performance criteria will be set by the Committee for Cliff Edge Options 1999 - 2001 and 2000 - 2002, relating Performance to the years ended 31 December 2001 and 31 December 2002.

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